                                                                       EXHIBIT 2


                              AGREEMENT OF MERGER

                  This Agreement of Merger ("the Agreement") is made and entered into as of August 20, 1996, by and among Dransfield China Paper Corporation, a British Virgin Islands company ("the Company"); Dransfield Paper Holdings Limited, a British Virgin Islands company ("Dransfield Paper"); and SuperCorp Inc., an Oklahoma corporation ("SuperCorp").

                  WHEREAS, the Directors of the Company and the Directors of
            Dransfield Paper have each agreed to submit to their respective shareholders, for such shareholders' approval or rejection, the merger of Dransfield Paper into the Company ("the Merger") in accordance with the provisions of the International Business Companies Ordinance (No. 8 of 1984) of the Territory of the British Virgin Islands and of the provisions of this Agreement; and

                  WHEREAS, SuperCorp is the controlling shareholder of the
            Company;

            NOW, THEREFORE, in consideration of the promises, undertakings and mutual covenants set forth herein, the Company, Dransfield Paper, and SuperCorp agree as follows:

            1. Merger; Effective Date. Pursuant to the terms and provisions of this Agreement and of the International Business Companies Ordinance (No. 8 of 1984) of the Territory of the British Virgin Islands, and subject to the prior approval by the shareholders of each of the Company and Dransfield Paper, Dransfield Paper shall be merged with and into the Company, as confirmed by the filing by the Company of a certified copy of this Agreement or a certificate of merger with the Registrar of the Companies of the Territory of the British Virgin Islands ("the Effective Date"). The Company shall be the surviving corporation ("the Surviving Corporation"). The Company and Dransfield Paper shall be referred to hereinafter collectively as the "Constituent Corporations." On the Effective Date, the separate existence and corporate organization of Dransfield Paper, except insofar as it may be continued by statute, shall cease and the Company shall continue as the Surviving Corporation, which shall succeed, without other transfer or further act or deed whatsoever, to all the rights, property and assets of the Constituent Corporations and shall be subject to and liable for all the debts and liabilities of each; otherwise, its identity, existence, purposes, rights, immunities, properties, liabilities and obligations shall be unaffected and unimpaired by the Merger except as expressly provided herein. This Agreement supercedes all previous agreements among the parties hereto relating to the Merger.





                                                                       Exhibit 2
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                                       1
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            2.    Memorandum and Articles of Association.  The Memorandum of
      Association and the Articles of Association of the Surviving Corporation shall be the Memorandum of Association, as amended by the certificate of merger, and the Articles of Association of the Company as in effect on the Effective Date.

            3.    Directors.   The directors of Dransfield Paper on the
      Effective Date shall become the directors of the Surviving Corporation from and after the Effective Date, who shall hold office subject to the provisions of the Memorandum of Association as amended by the certificate of merger and the Articles of Association of the Surviving Corporation, until their successors are duly elected and qualified.

            4. Officers. The officers of Dransfield Paper on the Effective Date shall become the officers of the Surviving Corporation from and after the Effective Date, subject to such powers with respect to the designation of officers as the directors of the Surviving Corporation may have under its Articles of Association.

            5. Manner of Conversion. The manner of converting the shares of capital stock of the Constituent Corporations into shares of the Surviving Corporation shall be as follows:

                  5.1. The single share of Common Stock of Dransfield Paper which shall be issued and outstanding on the Record Date (August 31, 1996) shall, on the Effective Date, be cancelled and exchanged for 9,300,000 shares of Common Stock ("the Merger Shares") and 386,004 Common Stock Purchase Warrants ("the Merger Warrants").

                  5.2 The 2,300,000 shares of Series A Convertible Preferred Stock of Dransfield Paper which shall be issued and outstanding on the Record Date shall, on the Effective Date, be cancelled and exchanged for 2,300,000 shares of Series A Convertible Preferred Stock of the Company ("the Merger Preferred Shares"), which two preferred stocks shall be identical in every respect.

                  5.3. There shall be 461,572 shares of Common Stock, no par value, of the Company issued and outstanding on the Record Date ("the Spinoff Shares"), which shares shall, on the Effective Date, continue to be outstanding and which shall have been distributed by the record holder thereof, SuperCorp, to its shareholders ("the Spinoff").

                  5.4 There shall be 38,428 shares of Preferred Stock of the Company issued and outstanding on the Record Date ("the Preferred Stock"), which shares, on the Effective Date, shall have been exchanged for 38,428 shares of Common Stock of the Company ("the Escrow Shares").





                                                                       Exhibit 2
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                  5.5   There shall be options to purchase, at US$0.50 a share,
      100,000 shares of Common Stock of the Company outstanding on the Record Date ("the Options"), each of which Options, on the Effective Date, shall have been cancelled and exchanged for 5 Common Stock Purchase Warrants of the Company ("the U.S. Warrants").

                  5.6 By reason of the provisions of paragraphs 5.1 and 5.5 above, the Company shall have 886,004 Common Stock Purchase Warrants ("the Warrants") issued and outstanding after the merger. Each Warrant shall entitle the holder to purchase 1 share of Common Stock of the Company for US$8. Each Warrant shall expire 18 months after the Effective Date and is callable by the Company on 30-days notice at such time as the Company's Common Stock has traded at or above a US$12 closing price for 10 consecutive trading days.

            6. Representations and Warranties. SuperCorp and the Company jointly represent and warrant to, and agree with, Dransfield Paper that:

                  6.1 The Company has been duly organized and is validly existing under the International Business Companies Ordinance (No. 8 of
      1984) of the Territory of the British Virgin Islands. The Company has no subsidiary and does not own an equity interest in any entity.

                  6.2 The authorized capital of the Surviving Corporation shall be 50,000,000 shares of capital stock, which shall be of two classes as follows:

                                               Number of         Par value
      Class             Series                  Shares           of shares
      -----             ------                 ---------         ---------
      Common            None                   40,000,000        No Par
      Preferred         Series A                2,300,000        No Par
                        To be designated        7,700,000        No Par
                        by the directors

                  6.3 As of the Effective Date but immediately before giving effect to the Merger, the Company has authorized and outstanding capital as follows: (i) 461,572 shares of Common Stock, no par value, (ii) 38,428 shares of Preferred Stock, no par value, and (iii) options to purchase 100,000 shares of Common Stock. No other shares, options, warrants or any rights to acquire the Company's capital stock will be issued and outstanding as of the Effective Date but immediately before giving effect to the Merger. The shares of Common Stock and Series A Convertible Preferred Stock to be issued upon exercise of the warrants to be issued in connection with the Merger, when issued, delivered and sold, will be duly and validly issued and outstanding, fully paid and non-assessable, will not have been issued in violation of or subject to any preemptive or similar rights and will be free from any lien, charge, encumbrance or other security interest or third party right or interest.





                                                                       Exhibit 2
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                  6.4   The Company has no liabilities or obligations, whether
      absolute, contingent or otherwise.

                  6.5 As of the Effective Date, the financial statements of the Company shall not vary in any particular from the Company's financial statements that appear in the registration statement described in paragraph 7 below.

                  6.6 As of the Effective Date, the Merger and the Agreement will have been duly authorized and approved by the Company's directors and shareholders.

                  6.7 The Company is not an "investment company" or an entity "controlled" by and "investment company" as such terms are defined in the United States Investment Company Act of 1940, as amended.

            7. Conditions of Dransfield Paper's obligations. The obligations of Dransfield Paper to complete the Merger as provided herein shall be subject to the accuracy of the representations and warranties of SuperCorp and the Company herein contained as of the Effective Date, to the performance by the Company and SuperCorp of their obligations hereunder and to the following additional conditions:

                  7.1 The shares of Common Stock of the Company to be distributed pursuant to the provisions of paragraph 5 above shall, prior to the distribution thereof, be registered with the U.S. Securities and Exchange Commission ("SEC").

                  7.2 SuperCorp shall have distributed the Spinoff Shares to an escrow agent, as described in the registration statements filed with the SEC.

                  7.3 The Company shall have registered with the SEC pursuant to Section 12(b) or (g) of the Securities and Exchange Act ("the Act") of 1934, as amended, and is required to file reports pursuant to Section 13 or 15(d) of the Act.

                  7.4 All certificates of Preferred Stock and Options shall have been returned to the executive office of the Company.

                  7.5 The directors of the shareholder of Dransfield Paper are free to approve or disapprove the Merger in their full discretion and exercise of their duties as directors.

            8. Listing of the Company Common Stock on Nasdaq Stock Market's National Market. SuperCorp covenants that it will exert its best efforts to obtain a listing of the Company's Common Stock, after the Effective Date, either on the Nasdaq Stock Market's National Market or the American Stock Exchange, at the choice of Dransfield Paper.





                                                                       Exhibit 2
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            9.    Tax Treatment.  The merger of the Company and Dransfield
      Paper shall be accomplished as a tax-free reorganization under the laws of the Territory of the British Virgin Islands.

            10. Certificate of Merger. Upon the approval of the merger by the shareholders of the Company and of Dransfield Paper, the officers of the Company shall file with the Registrar of Companies of the Territory of the British Virgin Islands either a certified copy of this Agreement or a Certificate of Merger, containing terms and provisions consistent with this Agreement of Merger; provided, however, that at any time prior to the filing of this Agreement (or a certificate in lieu thereof) with the Registrar of Companies of the Territory of the British Virgin Islands, the Agreement may be terminated by the board of directors of Dransfield Paper notwithstanding approval of this Agreement by the shareholders of Dransfield Paper or of the Company.

                                   Dransfield China Paper Corporation, a
                                   Territory of the British Virgin Islands
                                   company


                                   By: /s/ T.E. King
                                      ----------------------------
                                      T.E. King, President

                                   Dransfield Paper Holdings Limited, a
                                   Territory of the British Virgin Islands
                                   company

                                   By: /s/ Warren Ma
                                      ---------------------------
                                      Warren Ma, Director

                                   SuperCorp Inc.


                                   By: /s/ T.E. King
                                      ----------------------------
                                      T.E. King, President





                                                                       Exhibit 2
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